UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  February 26, 2004

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California (State or other jurisdiction of incorporation)	0-21423 (Commission File Number)	33-0485615 (IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California (Address of principal executive offices)	92647 (Zip Code)

Registrant’s telephone number, including area code:  (714) 848-3747

Item 7.	Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2004

Item 9.	Regulation FD Disclosure

On February 26, 2004, Chicago Pizza & Brewery, Inc., a California corporation (the “Registrant”), announced its financial results for the fourth quarter ended December 28, 2003. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2004	CHICAGO PIZZA & BREWERY, INC. (Registrant)

	By:	/s/ Paul A. MOTENKO

Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY

Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

	By:	/s/ C. DOUGLAS MITCHELL

C. Douglas Mitchell Chief Financial Officer